Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS AND

NEW SHARE REPURCHASE PROGRAM

Revenue Grew 6.0%, Net Income was $29.8 million and Diluted EPS was $0.76;

Board Authorizes Company to Repurchase up to $200.0 million of Common Stock

CHANHASSEN, Minn. (July 24, 2014) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the second quarter ended June 30, 2014.

Second quarter 2014 revenue grew 6.0% to $326.6 million from $308.1 million during the same period last year. Revenue for the first six months of 2014 grew 6.6% to $638.5 million from $598.9 million during the same period last year.

Net income for the quarter was $29.8 million, or $0.76 per diluted share, compared to net income of $33.2 million, or $0.80 per diluted share, for 2Q 2013. Net income for the first six months of 2014 was $58.1 million, or $1.45 per diluted share, compared to net income of $61.3 million, or $1.47 per diluted share for the prior-year period.

The Company also announced that its board of directors has authorized a share repurchase program under which the Company may repurchase up to $200.0 million of its outstanding common stock.

“The second quarter was a challenging one for our company as we faced unexpected erosion of membership levels at some centers,” said Bahram Akradi, Life Time chairman, president and chief executive officer. “We believe the retention-focused initiatives we have previously introduced will positively affect membership levels over time. At the same time, I am pleased to report that, as a group, the five Life Time Athletic centers we have opened in 2014 have outperformed our financial expectations. Our current plans call for one additional Life Time Athletic center opening this year, and six new Life Time Athletic center openings in 2015. These openings, along with the expansion and improvement of our member-focused health, fitness, family recreation and sports programs, serve as the foundation of long-term growth for our Healthy Way of Life Company.”

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Life Time Announces Second Quarter 2014 Results – Page 2

During the quarter, the Company opened its first center in Des Moines, Iowa, and the sixth center in the Detroit market, located in Bloomfield Township, Michigan. Since the beginning of the year, the Company has opened five of the six planned new centers for 2014, the last of which will be in the Las Vegas market during the fourth quarter.

Share Repurchase Program:

The new program replaces a $200.0 million share repurchase program that was introduced in August 2013. Under the former program, from its inception through June 30, 2014, the Company repurchased approximately 3.6 million shares at a total cost of approximately $171.0 million. Under the new program, share repurchases may be made from time to time through open market or privately negotiated transactions. The timing of such transactions depends on a variety of factors, including market conditions, blackout periods, and the terms of trading plans, if any, established in accordance with Securities and Exchange Commission rules.

The authorization to repurchase shares terminates when the aggregate repurchase amount totals $200.0 million or at the close of business on June 30, 2016, whichever comes earlier. The share repurchase program does not obligate the company to repurchase any dollar amount or number of shares of its common stock and the program may be extended, modified, suspended or discontinued at any time.

Three and Six Months Ended June 30, 2014, Financial Highlights:

Total revenue for the second quarter grew 6.0% to $326.6 million from $308.1 million in 2Q 2013. Total revenue for the first six months of 2014 grew 6.6% to $638.5 million from $598.9 million during the prior-year period.

2Q 2014 vs. 2Q 2013
(in millions except revenue per membership data)
Membership dues	$205.2 vs. $194.8 (up 5.3%)
In-center revenue	$104.4 vs. $97.3 (up 7.3%)
Other revenue	$14.0 vs. $12.4 (up 12.7%)
Average center revenue per Access membership	$442 vs. $416 (up 6.3%)
Average in-center revenue per Access membership	$150 vs. $139 (up 7.9%)
Same-center revenue (open 13 months or longer)	Down 0.6%
Same-center revenue (open 37 months or longer)	Down 0.9%

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Life Time Announces Second Quarter 2014 Results – Page 3

YTD 2014 vs. YTD 2013
(in millions except revenue per membership data)
Membership dues	$402.0 vs. $381.2 (up 5.5%)
In-center revenue	$202.8 vs. $189.2 (up 7.1%)
Other revenue	$27.6 vs. $21.5 (up 28.8%)
Average center revenue per Access membership	$872 vs. $821 (up 6.2%)
Average in-center revenue per Access membership	$294 vs. $272 (up 7.8%)
Same-center revenue (open 13 months or longer)	Up 0.4%
Same-center revenue (open 37 months or longer)	Up 0.1%

Total memberships grew 1.2% to 823,021 at June 30, 2014, from 812,866 at June 30, 2013.

•	Access memberships were 712,296 at June 30, 2014 compared to 713,138 at June 30, 2013.

•	Non-Access memberships were 110,725 at June 30, 2014 compared to 99,728 at June 30, 2013.

•	Attrition in 2Q 2014 was 8.3% compared to 8.2% in the prior-year period. Attrition for the 12-month period ended June 30, 2014, was 35.8% compared to attrition of 34.5% during the 12-month period ended June 30, 2013.

Total operating expenses during 2Q 2014 were $269.1 million compared to $247.4 million for 2Q 2013. Total operating expenses for the first six months of 2014 were $527.0 million compared to $485.8 million for the first six months of 2013.

•	Income from operations margin was 17.6% for 2Q 2014 compared to 19.8% in the prior-year period.

•	Income from operations margin was 17.5% for the first six months of 2014 compared to 18.9% for the first six months of 2013.

2Q 2014 vs. 2Q 2013
(expense as a percent of total revenue)
Center operations	59.4% vs. 57.4%
Advertising and marketing	3.0% vs. 3.1%
General and administrative	4.4% vs. 5.1%
Other operating	5.0% vs. 4.9%
Depreciation and amortization	10.6% vs. 9.7%

YTD 2014 vs. YTD 2013
(expense as a percent of total revenue)
Center operations	59.0% vs. 57.9%
Advertising and marketing	3.5% vs. 3.4%
General and administrative	4.8% vs. 5.2%
Other operating	4.8% vs. 4.7%
Depreciation and amortization	10.4% vs. 9.9%

Net income for 2Q 2014 was $29.8 million, or $0.76 per diluted share, compared to net income of $33.2 million, or $0.80 per diluted share, for 2Q 2013. Net income for the first six months of 2014 was $58.1 million, or $1.45 per diluted share, compared to net income of $61.3 million, or $1.47 per diluted share, for the prior-year period.

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Life Time Announces Second Quarter 2014 Results – Page 4

EBITDA for 2Q 2014 was $92.2 million compared to $91.1 million in 2Q 2013. For the first six months of 2014, EBITDA was $178.7 million compared with $173.1 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 2Q 2014 was 28.3% and 29.6% in 2Q 2013.

•	For the first six months of 2014, EBITDA, as a percentage of total revenue, was 28.0% compared to 28.9% in the prior-year period.

Cash flows from operating activities for the first six months of 2014 totaled $133.7 million compared to $124.5 million in the prior-year period.

Weighted average fully diluted shares for 2Q 2014 totaled 39.3 million compared to 41.7 million in 2Q 2013. For the first six months of 2014, weighted average fully diluted shares totaled 40.1 million compared to 41.6 million for the prior-year period.

Updated 2014 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2014. These 2014 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be $1.290-1.310 billion (revised from $1.300-1.320 billion).

•	Net income is expected to be $120.0-125.0 million (revised from $125.0-130.0 million).

•	Diluted earnings per common share is expected to be $3.00-3.10 (revised from $3.05-3.15).

As announced on July 17, 2014, the Company will hold a conference call today at 10:00 a.m. ET to discuss its second quarter 2014 results. Akradi, Eric Buss, executive vice president and chief financial officer, and John Heller, vice president, Finance and Investor Relations, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

As announced on February 20, 2014, Buss assumed the additional role of interim chief financial officer, effective March 2, 2014. The Company’s board of directors has confirmed Buss’ appointment as chief financial officer, effective July 21, 2014. Buss joined Life Time in September 1999 as vice president of Finance and general counsel. Prior to joining the Company, Buss was an associate with the law firm of Faegre & Benson LLP (now Faegre Baker Daniels LLP) and, before that, he served as an auditor with Arthur Andersen LLP.

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Life Time Announces Second Quarter 2014 Results – Page 5

About Life Time Fitness, Inc.:

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of July 24, 2014, the Company operated 112 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers, unanticipated expenses relating to regulatory matters or litigation, and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

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Life Time Announces Second Quarter 2014 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$15,850	$8,334
Accounts receivable, net	11,091	8,298
Center operating supplies and inventories	36,660	32,778
Prepaid expenses and other current assets	28,942	25,802
Deferred membership origination costs	9,455	9,945
Deferred income taxes	4,526	6,881
Income tax receivable	7,614	6,698

Total current assets	114,138	98,736
Property and equipment, net	2,289,876	2,105,077
Restricted cash	588	850
Deferred membership origination costs	6,433	5,210
Goodwill	57,478	49,195
Intangible assets, net	35,175	29,299
Other assets	43,675	42,684

Total assets	$2,547,363	$2,331,051

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$27,366	$24,505
Accounts payable	37,688	28,645
Construction accounts payable	43,436	47,342
Accrued expenses	67,327	67,435
Deferred revenue	46,037	35,032

Total current liabilities	221,854	202,959
Long-term debt, net of current portion	1,097,716	824,093
Deferred rent liability	29,149	28,933
Deferred income taxes	94,496	100,504
Deferred revenue	6,499	5,246
Other liabilities	20,938	21,287

Total liabilities	1,470,652	1,183,022

Shareholders’ equity:
Common stock	794	843
Additional paid-in capital	272,921	402,147
Retained earnings	808,774	750,654
Accumulated other comprehensive loss	(5,778)	(5,615)

Total shareholders’ equity	1,076,711	1,148,029

Total liabilities and shareholders’ equity	$2,547,363	$2,331,051

Life Time Announces Second Quarter 2014 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Membership dues	$205,164	$194,816	$401,979	$381,190
Enrollment fees	3,019	3,573	6,142	6,969
In-center revenue	104,359	97,275	202,764	189,246

Total center revenue	312,542	295,664	610,885	577,405
Other revenue	14,022	12,444	27,634	21,450

Total revenue	326,564	308,108	638,519	598,855

Operating expenses:
Center operations	194,005	176,798	377,123	346,760
Advertising and marketing	9,733	9,629	22,072	20,588
General and administrative	14,496	15,713	30,360	31,069
Other operating	16,377	15,225	30,799	28,059
Depreciation and amortization	34,460	30,017	66,598	59,279

Total operating expenses	269,071	247,382	526,952	485,755

Income from operations	57,493	60,726	111,567	113,100

Other income (expense):
Interest expense, net	(8,652)	(6,434)	(16,503)	(12,563)
Equity in earnings of affiliate	270	378	568	724

Total other income (expense)	(8,382)	(6,056)	(15,935)	(11,839)

Income before income taxes	49,111	54,670	95,632	101,261
Provision for income taxes	19,307	21,483	37,512	39,973

Net income	$29,804	$33,187	$58,120	$61,288

Basic earnings per common share	$0.76	$0.80	$1.46	$1.48

Diluted earnings per common share	$0.76	$0.80	$1.45	$1.47

Weighted average number of common shares outstanding—basic	39,128	41,456	39,870	41,376

Weighted average number of common shares outstanding—diluted	39,255	41,659	40,123	41,644

Life Time Announces Second Quarter 2014 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$58,120	$61,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,598	59,279
Deferred income taxes	(3,715)	671
Gain on disposal of property and equipment, net	(459)	(216)
Gain on sale of land held for sale	(17)	—
Amortization of deferred financing costs	1,245	1,100
Share-based compensation	6,777	6,286
Excess tax benefit related to share-based compensation	(917)	(4,564)
Changes in operating assets and liabilities	6,508	1,726
Other	(478)	(1,116)

Net cash provided by operating activities	133,662	124,454

Cash flows from investing activities:
Purchases of property and equipment	(253,411)	(137,433)
Acquisitions, net of cash acquired	(12,400)	(437)
Proceeds from sale of property and equipment	691	763
Proceeds from sale of land held for sale	785	—
Proceeds from property insurance settlements	—	175
Decrease (increase) in other assets	2,333	(736)
Decrease in restricted cash	262	1,640

Net cash used in investing activities	(261,740)	(136,028)

Cash flows from financing activities:
Proceeds from long-term borrowings	83,750	75,000
Repayments of long-term borrowings	(10,772)	(28,272)
Proceeds from (repayments of) revolving credit facility, net	203,400	(13,500)
Increase in deferred financing costs	(4,470)	(976)
Excess tax benefit related to share-based compensation	917	4,564
Proceeds from stock option exercises	2,662	1,108
Proceeds from employee stock purchase plan	775	607
Stock purchased for employee stock purchase plan	(701)	(569)
Repurchases of common stock	(139,994)	(28,157)

Net cash provided by financing activities	135,567	9,805

Effect of exchange rates on cash and cash equivalents	27	(1,604)

Increase (decrease) in cash and cash equivalents	7,516	(3,373)
Cash and cash equivalents—beginning of period	8,334	16,499

Cash and cash equivalents—end of period	$15,850	$13,126

Life Time Announces Second Quarter 2014 Results – Page 9

Non-GAAP Financial Measure

This release and the related conference call disclose EBITDA, a non-GAAP financial measure.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$29,804	$33,187	$58,120	$61,288
Interest expense, net	8,652	6,434	16,503	12,563
Provision for income taxes	19,307	21,483	37,512	39,973
Depreciation and amortization	34,460	30,017	66,598	59,279

EBITDA	$92,223	$91,121	$178,733	$173,103